UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2020

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	88-0225318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3990 Vitruvian Way, Suite 1152, Addison, Texas 75001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 803-5337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2020, American International Holdings Corp. (the “Company” or “AMIH”) entered into a Securities Purchase Agreement with Adar Alef, LLC, an accredited investor (“Adar Alef”), pursuant to which the Company sold Adar Alef a convertible promissory note in the principal amount of $157,500, representing a purchase price of $150,000 and an original issue discount of $7,500, in exchange for $150,000 in cash (less $7,500 of Adar Alef’s legal fees as discussed below)(the “Adar Alef Note”). The Adar Alef Note accrues interest at a rate of 8% per annum (24% upon the occurrence of an event of default) and has a maturity date of February 24, 2021. We also reimbursed a total of $7,500 of Adar Alef’s legal fees in connection with the sale of the note. The outstanding balance of the Adar Alef Note is automatically reduced by $7,500 if, on the 6th monthly anniversary of the issuance date of the Adar Alef Note, the closing price of the Company’s common stock is greater than $0.30 per share.

The Company has the right to prepay the Adar Alef Note at any time during the first six months the note is outstanding at the rate of (a) 120% of the unpaid principal amount of the note plus interest, during the first 90 days the note is outstanding, (b) 125% of the unpaid principal amount of the note plus interest between days 91 and 120 after the issuance date of the note, (c) 130% of the unpaid principal amount of the note plus interest between days 121 and 150 after the issuance date of the note, and (d) 135% of the unpaid principal amount of the note plus interest between days 151 and 180 after the issuance date of the note. The Adar Alef Note may not be prepaid after the 180th day following the issuance date.

Adar Alef may in its option, convert the outstanding principal and interest on the Adar Alef Note into shares of our common stock at a conversion price per share equal to 60% of the lowest daily volume weighted average price (“VWAP”) of our common stock during the 10 days trading days prior to, and including, the date of conversion. The 40% discount discussed above is automatically increased to 50% in the event we experience a depository trust company ‘chill’ on our common stock. Additionally, in the event that we are not ‘current’ in our filings with the Securities and Exchange Commission, six months after the date of the note, the conversion price decreases to the lowest closing bid price of our common stock during the delinquency period, less the applicable percentage discount discussed above.

The conversion discount, look back period and other terms of the Adar Alef Note are adjustable on a ratchet basis if the Company offers any more favorable terms to any other note holder after the date of the Adar Alef Note.

The Adar Alef Note provides for standard and customary events of default such as failing to timely make payments under the Adar Alef Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements and the failure to maintain a listing on the OTC Markets. Additionally, upon the occurrence of certain defaults, as described in the Adar Alef Note, we are required to pay Adar Alef liquidated damages in addition to the amount owed under the Adar Alef Note (which generally total between an additional 15% and 50% of the principal amount of the note, depending on the reason for the default).

At no time may the Adar Alef Note be converted into shares of our common stock if such conversion would result in Adar Alef and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock, which amount may be increased to 9.9% upon 60 days’ prior written notice.

The Adar Alef Note also contains customary positive and negative covenants.

We hope to repay the Adar Alef Note prior to any conversion. In the event that the Adar Alef Note is not repaid in cash in its entirety, Company shareholders may suffer significant dilution if, and to the extent that, the balance of the Adar Alef Note is converted into common stock.

The description of the Adar Alef Note and Subscription Agreement above is not complete and is qualified in its entirety by the full text of the Adar Alef Note and Securities Purchase Agreement, filed herewith as Exhibits 10.2 and 10.1, respectively, which are incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Adar Alef Note is incorporated by reference in its entirety into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01, which disclosures are incorporated by reference in this Item 3.02 in their entirety, on February 24, 2020, we sold Adar Alef the Adar Alef Note in the principal amount of $157,500. The note is convertible into our common stock at a discount to the trading price of our common stock as described in greater detail above. We claim an exemption from registration for the issuance of such convertible note pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance did not involve a public offering, the recipient was (i) an “accredited investor”; and/or (ii) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, and the recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Assuming no event of default occurs under the Adar Alef Note, the principal amount, and accrued interest on the Adar Alef Note through maturity, could convert into a maximum of 942,000 shares of our common stock, based on a conversion price equal to $0.18 per share (a 40% discount to the $0.30, lowest VWAP in the 10 trading days prior to the filing date of this Report), which amount is subject to change based on the lowest VWAP during the 10 days trading days prior to, and including, the date of conversion.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement between Adar Alef, LLC and American International Holdings Corp., dated February 24, 2020
10.2	Convertible Promissory Note between Adar Alef, LLC and American International Holdings Corp., dated February 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP.

Dated: March 4, 2020	By:	/s/ Jacob D. Cohen
	Name:	Jacob D. Cohen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement between Adar Alef, LLC and American International Holdings Corp., dated February 24, 2020
10.2	Convertible Promissory Note between Adar Alef, LLC and American International Holdings Corp., dated February 24, 2020